Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statement Nos. 33-61373, 33-51916, 33-51896, 33-51898, 33-41415, 33-41413, 33-29600, 333-56831,
333-06119, 333-34988, and 333-51478 of Ross Stores, Inc. on Form S-8 of our
report dated March 12, 2003, appearing in this Annual Report on Form 10-K of Ross Stores, Inc. for the year ended February 1, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California
April 22, 2003